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                                  EXHIBIT 10.48

                             FIRST AMENDMENT TO THE
                                 BELDEN CDT INC.
                             RETIREMENT SAVINGS PLAN

WHEREAS, Belden CDT Inc. (hereinafter referred to as the "Employer") established the Belden Wire & Cable Company Retirement Savings Plan (hereinafter referred to as the "Plan") restated as of January 1, 2005 for the benefit of certain employees of the Employer;

WHEREAS, Section 1 of Article XVIII of the Plan in effect prior to this amendment provides that the Employer may amend the Plan at any time;

WHEREAS, the Employer deems it desirable to make certain revisions to the Plan;

WHEREAS, the Employer has authorized and directed the merger of the Belden Communications Company Occupational Employees Savings Plan effective December 31, 2005;

NOW, THEREFORE, the Plan is amended hereinafter set forth, effective December 31, 2005, unless otherwise stated therein.

1. The Plan is hereby amended by the addition of the Addendum following:

                                "BELDEN CDT INC.
                             RETIREMENT SAVINGS PLAN

                           FOR THE PARTICIPANTS OF THE
        BELDEN COMMUNICATIONS COMPANY OCCUPATIONAL EMPLOYEES SAVINGS PLAN

      Section 1 Merger

      Effective December 31, 2005, the Belden Communications Company Occupational Employees Savings Plan was merged into this Plan. The transfer of the Belden Communications Company Occupational Employees Savings Plan assets and liabilities to this Plan and the trust fund hereunder is expected to occur as soon as administratively possible after December 31, 2005. As a result of that merger, the benefits of all participants of the Belden Communications Company Occupational Employees Savings Plan shall be paid by this Plan, subject to the terms of this Addendum. Such participants of the Belden Communications Company Occupational Employees Savings Plan shall accordingly become Participants of this Plan as of December 31, 2005, and shall be covered by the terms of this Plan subject to the terms of this Addendum as to the provisions enumerated below.

      Section 2 Terminated Vested Belden Communications Company Occupational Employees Savings Plan Participants on December 31, 2005. (There were no active

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      employees in the Belden Communications Company Occupational Employees
      Savings Plan on or after December 31, 2005.)

      Effective December 31, 2005 all benefits of the Belden Communications Company Occupational Employees Savings Plan participants who had terminated employment with Belden Communications Company prior to December 31, 2005 with a vested right to a benefit under the Belden Communications Company Occupational Employees Savings Plan but had not yet begun to receive that benefit shall become liabilities of this Plan and shall be paid by this Plan in accordance with the terms of this Plan including this Addendum.

      Section 3 Protection of Benefits

      Effective December 31, 2005, the former participants in the Belden Communications Company Occupational Employees Savings Plan are treated as specified in the Plan except as noted below.

      1. Article XIV, Section 5: A former Belden Communications Company Occupational Employees Savings Plan Participant may elect that his vested Account balance from the Belden Communications Company Occupational Employees Savings Plan be distributed in two parts as a percent or in a dollar amount between: a lump sum payment and leave in the plan (the remaining Account balance after the distribution must be at least $5,000). No other Form of Payment under Section 5 of Article XIV is available to the transferred Account balance from the Belden Communications Company Occupational Employees Savings Plan.

      2. Article XIV, Section 4(B): Separate Accounts shall be maintained with respect to benefits that will be transferred from the Belden Communications Company Occupational Employees Savings Plan to the Plan as soon as administratively possible after December 31, 2005, the Account balance transferred shall be the Participant's Account balance as of the day before the transfer. Each Participant shall be vested in all monies transferred in this transfer from the Belden Communications Company Occupational Employees Savings Plan according to the vesting requirements of that plan."

IN WITNESS WHEREOF, Belden Wire & Cable Company, by its duly authorized officer, executes this amendment on the 8th day of December, 2005.

                                            BELDEN CDT INC.

                                            By /s/ CATHY ODOM STAPLES
                                                 ---------------------------
                                                 Cathy Odom Staples

                                            Its: Vice President, Human Resources

ATTEST:

/s/ EIVIND J. KOLEMAINEN
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